UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 26, 2026, Outlook Therapeutics, Inc. (the "Company") issued a press release announcing that the U.S. Food and Drug Administration (FDA) has granted the Company's appeal following completion of the Formal Dispute Resolution (FDR) process with the Office of New Drugs (OND) regarding the December 30, 2025 Complete Response Letter (CRL) for the Biologics License Application (BLA) for ONS-5010/LYTENAVA™ (bevacizumab-vikg) for the treatment of neovascular age-related macular degeneration (nAMD).

The FDA concluded that substantial evidence of effectiveness has been established for LYTENAVA™ for the treatment of nAMD, and directed the Division of Ophthalmology and the Office of Specialty Medicine to work with the Company to reach an agreement on final labeling. The Company expects to resubmit the BLA in June 2026 as a Class 1 resubmission.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: May 26, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer